Centennial Tax Exempt Trust
                            Exhibit 24(b)(16) to Form N-1A
                         Performance Data Computation Schedule


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/95:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


              Date            Daily Accrual Per Share (in $)

            06/26/95                .0000995
            06/27/95                .0000960
            06/28/95                .0000945
            06/29/95                .0000972
            06/30/95                .0000952
            07/01/95                .0000952
            07/02/95                .0000952

            Seven Day
              Total:                .0006728


      Current Yield:          $0.0006728/7 x 365 = 3.51%


                                      365/7
      Effective Yield:  (.0006728 + 1)      - 1  = 3.57%



Centennial Tax Exempt Trust
Page 2




2. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 7-DAY PERIOD ENDED 06/30/95:

      The Fund's current tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a = 7-day current yield of tax-exempt security positions in the portfolio.
      b = 7-day current yield of taxable security positions in the portfolio.
      c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly).


      Example:            .0351
                        ----------  +  0  =   5.81%
                        1  - .3960


      The Fund's effective tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a = 7-day effective yield of tax-exempt security positions in the portfolio.
      b = 7-day effective yield of taxable security positions in the portfolio.
      c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly).



      Example:            .0357
                        ----------  +  0  =   5.91%
                        1  - .3960




Centennial Tax Exempt Trust
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3.    TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD
      ENDED 06/30/95:

      The Fund's current tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a = 30-day current yield of tax-exempt security positions in the portfolio.
      b = 30-day current yield of taxable security positions in the portfolio.
      c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly).

      Example:            .0342
                        ----------  +  0  =   5.66%
                        1  - .3960


      The Fund's effective tax equivalent yield is calculated using the following formula:

                  a
               -----  +  b  =  Tax Equivalent Yield
               1 - c

      The symbols above represent the following factors:

      a = 30-day effective yield of tax-exempt security positions in the portfolio.
      b = 30-day effective yield of taxable security positions in the portfolio.
      c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly).


      Example:            .0348
                        ----------  +  0  =   5.76%
                        1  - .3960